Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.  The name of the limited liability company is SCE Recovery Funding LLC

                                                      .

2.  The Registered Office of the limited liability company in the State of Delaware is located at c/o The Corporation Trust Company, 1209 Orange Street       (street), in the City of Wilmington            , Zip Code 19801       . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company,                                       .

By:	/s/ Michael A. Henry
Authorized Person

Name:	Michael A. Henry
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:36 PM 09/10/2020
FILED 06:36 PM 09/10/2020
SR 20207214748 - File Number 3387499